EXHIBIT 32.1
906 CERTIFICATION
      The certification set forth below is being submitted in connection with the Form 10-K Annual Report (the “Report”) for the purpose of complying with Rule 13–14(b) or Rule 15d–14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
      David H. Clarke, the Chief Executive Officer and Jeffery B. Park, the Chief Financial Officer of Jacuzzi Brands, Inc., each certifies that, to the best of his knowledge:

a. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

b. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jacuzzi Brands, Inc.

/s/ David H. Clarke

Name: David H. Clarke
Chief Executive Officer

/s/ Jeffery B. Park

Name: Jeffrey B. Park
Chief Financial Officer
Date: December 15, 2005

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